THIS AMENDED AND RESTATED AGREEMENT is made as a Deed the 27th day of August 2004:-

BETWEEN

(1)	CANARGO ENERGY CORPORATION, a company registered in Delaware, USA and having a place of business at PO Box 291, St Peter Port, Guernsey GY1 3RR (the “Company”); and

(2)	SALAHI OZTURK residing at 30, Tuna Street, Lefkosa, Mersin, 10, Turkey (the “Lender”);

WHEREAS:-

(A)	On 26 April 2004, the Lender and the Company entered into a loan and warrant agreement (“Original Agreement”) in which the parties recorded, inter alia, the terms on which the Lender agreed to advance to the Company the Loan (as defined herein) in consideration for which the Company issued to the Lender a warrant to subscribe for 1,000,000 shares of the Company’s common stock of par value US$0.10 each in the capital of the Company (the “Original Warrant”);

(B)	The parties have agreed to amend and restate the Original Agreement on the terms set out herein.

NOW THEREFORE IT IS IT IS AGREED as follows:-

1	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement unless the context otherwise requires

“Additional Loan” means the additional sum of US$1,050,000 including the Fee;

“Auditors” means the auditors of the Company from time to time;

“Commission” means the United States Securities and Exchange Commission;

“Common Stock” means the common stock of the Company of par value US$0.10 in the capital of the Company;

“Cornell Facility” means a Standby Equity Distribution Agreement between Cornell Capital Partners, L.P. and the Company dated 11th February 2004;

“Default Interest Rate” means fifteen per cent (15%) per annum;

“Equity Conversion Rate” means 15% above the Market Price;

“Exercise Notice” means a notice in writing in the form set out in Part 2 of the Schedule served by the Lender on the Company pursuant to Clause 7.2;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Extraordinary Resolution” for the purposes of Clause 11 means a resolution proposed at a meeting of the holders of outstanding warrants to subscribe for shares of Common Stock duly convened and held and passed by a majority consisting of warrant holders entitled to subscribe for not less than 50 per cent of the shares of Common Stock which are subject to outstanding warrants;

“Exercise Period” means the period of 4 years commencing one year from the date of this Agreement;

“Exercise Price” means a price of 105% of the Market Price;

“Fee” means the corporate finance fee payable by the Company to the Lender in accordance with Clause 16;

“Initial Default Period” means a period of one month commencing on the date of expiry of either Term A or Term B as the case may be;

“Interest Rate” means seven and a half per cent (7.5%) per annum;

“Market Price” means $0.60;

“New Securities” means the shares of Common Stock issued to the Lender upon conversion of the Additional Loan in accordance with Clause 5;

“Original Loan” has the meaning ascribed to it in Recital (A);

“Penalty Interest Rate” means twenty per cent (20%) per annum;

“Regulation S” means Regulation S promulgated under the Securities Act;

“Rules and Regulations” means the rules and regulations adopted by the Commission under either the Securities Act or the Exchange Act, as applicable;

“Schedule” means the schedule in three parts attached to and forming part of this Agreement;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Subsidiary” means, for the purposes of Clause 13, Ninotsminda Oil Company Limited or such other subsidiary of the Company which is a party to an oil sales contract in relation to the sale of the Profit Oil (as defined in the PSC) from time to time;

“Term A” means a period of one year and one day commencing on the date of draw down by the Company of the Loan or any part thereof;

“Term B” means a period of two years and one day commencing on the date of drawdown by the Company of the Additional Loan or any part thereof;

“Warrant” means a warrant to subscribe for the Warrant Shares pursuant to Clause 6.1;

“Warrant Certificate” means a certificate in the form set out in Part 1 of the Schedule; and

“Warrant Shares” means up to 2,000,0000 shares of Common Stock issuable upon exercise of the Warrant.

1.2	In this Agreement, unless otherwise specified or the context otherwise requires:-

(a)	words importing the singular only and shall include the plural and vice versa;

(b)	words importing any gender shall include all other genders;

(c)	reference to a Clause or Recital is to a clause or recital of this Agreement;

(d)	reference to the Schedule is to the schedule to this Agreement;

(e)	words importing the whole shall be treated as including a reference to any part thereof;

(f)	reference to a “person” includes any individual, firm, company or other body corporate wherever incorporated or established, corporation, government, state or agency of state, trust or foundation, or any association, partnership or unincorporated body (whether or not having separate legal personality) or two or more of the foregoing; and

(g)	reference to this Agreement or to any other document shall be construed as references to this Agreement or to that other document as modified, amended, varied, supplemented, assigned, novated or replaced from time to time.

1.3	Headings used in this Agreement shall not affect its construction or interpretation.

1.4	The Schedule and Recitals form part of this Agreement and have the same full force and effect as if expressly set out in their entirety in the operative part of this Agreement.

2	THE LOAN

2.1	The Lender hereby agrees to advance the Loan and the Additional Loan to the Company on the terms and subject to the conditions set out in this Agreement.

2.2	The Loan was drawn down by the Company in full on or around 26th April 2004 and the Additional Loan shall be made available to the Company in immediately available funds and the Company shall be entitled to draw down all or any part of the Additional Loan immediately following the execution of this Agreement.

2.3	The Additional Loan shall be made available and drawn down in one tranche, and upon draw down in immediately available funds shall be wire transferred for deposit in the Company’s bank account the details of which are as follows:-

US Dollar Account: Correspondent Bank: Bankers Trust Company 1 Bankers Trust Plaza Liberty Street New York NY 10006 A/C No: 04082437 SWIFT: BKTRUS33

For further credit of: CanArgo Energy Corporation USD Account Account Number: 011-660859-360 HSBC Bank International Limited PO Box 315 St Peter Port Guernsey GY1 3JQ

Channel Islands SWIFT: MIDLJESH

3	INTEREST

3.1	Subject to Clause 3.2, the Loan and the Additional Loan shall bear interest at the Interest Rate. Such interest shall accrue from day to day from the respective dates of drawdown of the Loan and the Additional Loan until the date of payment (both dates inclusive) and shall be calculated on the basis of actual days elapsed and a 365 day year.

3.2	Interest due from the Company under this Agreement shall be paid by the Company to the Lender quarterly in arrears, the first payment being due and payable on 31st December 2004 (the “First Interest Payment Date”).

3.3	Interest paid by the Company to the Lender on the First Interest Payment Date shall include any rolled up interest accrued in respect of the Loan for the period from 26th April 2004 until 31st December 2004 (both dates inclusive).

3.4	In the event that the Company shall fail to repay the Loan and all interest accrued thereon in full on or before the expiry of Term A then:-

(a)	the outstanding balance of the Loan and all accrued interest shall bear interest at the Default Interest Rate which shall accrue from day to day from the date of the expiry of Term A until the date of payment (both dates inclusive) during the Initial Default Period; and

(b)	any amount of the Loan and all accrued interest which remains outstanding following the expiry of the Initial Default Period shall bear interest at the Penalty Interest Rate which shall accrue from day to day from the date of the expiry of the Initial Default Period until the date of payment (both dates inclusive) and shall be calculated on the basis of actual days elapsed and a 365 day year.

3.5	In the event that the Company shall fail to repay the Additional Loan and all interest accrued thereon in full on or before the expiry of Term B then:-

(a)	the outstanding balance of the Additional Loan and all accrued interest shall bear interest at the Default Interest Rate which shall accrue from day to day from the date of the expiry of Term B until the date of payment (both dates inclusive) during the Initial Default Period; and

(b)	any amount of the Additional Loan and all accrued interest which remains outstanding following the expiry of the Initial Default Period shall bear interest at the Penalty Interest Rate which shall accrue from day to day from the date of the expiry of the Initial Default Period until the date of payment (both dates inclusive) and shall be calculated on the basis of actual days elapsed and a 365 day year.

4	REPAYMENT

4.1	Repayment of the Loan

4.1.1	The Loan together with all interest accrued thereon shall be repaid in full by the Company to the Lender on or before the date of expiry of Term A. In the event that the Company raises in excess of US$10,000,000 by way of an equity offering(s) the Loan shall be repayable within 7 days of receipt by the Company of the proceeds of that offering.

4.1.2	In the event that the Company shall be unable to repay the Loan and all interest accrued thereon in accordance with Clause 4.1.1, the Company hereby unconditionally and irrevocably undertakes to the Lender that it shall use all reasonable endeavours to draw down sufficient funds from the Cornell Facility in order to repay such sums as soon as reasonably practicable following the expiry of Term A.

4.2	Repayment of Additional Loan

4.2.1	In the event that the Additional Loan has not previously been converted pursuant to Clause 5, the Additional Loan together with all interest accrued thereon shall be repaid in full by the Company to the Lender on or before the date of expiry of the Term B.

4.2.2	In the event that the Company is unable to repay the Additional Loan and all interest accrued thereon in accordance with Clause 4.2.1 and the Additional Loan has not previously been converted in accordance with Clause 5, the Company hereby unconditionally and irrevocably undertakes to the Lender that it shall use all reasonable endeavours to drawdown sufficient funds from the Cornell Facility in order to repay such sums as soon as reasonably practicable following expiry of Term B.

5	CONVERSION OF ADDITIONAL LOAN

5.1	Subject to Clause 5.4, the Lender may require the Company to convert into Common Stock all of the Additional Loan then outstanding together with all accrued but unpaid interest thereon by giving not less than 30 days prior notice in writing to the Company (the “Conversion Notice”).

5.2	In the event that prior to the expiry of Term B, the closing price of the Company’s Common Stock as reported on the American Stock Exchange Composite Transactions Tape exceeds the Market Price by 60% for a period of 20 consecutive trading days then the Company may require the Lender to convert into the Company’s Common Stock all of the Additional Loan then outstanding together with all accrued but unpaid interest thereon by giving the Lender not less than 30 days prior notice in writing (the “Forced Conversion Notice”).

5.3	For the purposes of Clause 5.1 and 5.2, the number of New Securities to be allotted and issued fully paid upon conversion to the Lender shall be calculated by dividing the sum of the outstanding amount of the Additional Loan together with all accrued but unpaid interest thereon by the Equity Conversion Rate rounded down to the nearest number of whole New Securities and such allotment and issue shall be in full satisfaction and discharge of the Additional Loan so converted.

5.4	Notwithstanding the provisions of Clauses 5.1 and 5.2, the Lender and the Company are specifically prohibited from requiring the conversion of any sums outstanding under this Agreement into Common Stock for a period of one year from the date of this Agreement (“Hold Period”).

5.5	Once the Hold Period has elapsed, the Company hereby undertakes to use its reasonable endeavours to procure the registration of the underlying stock for resale pursuant to the provisions of the Securities Act.

5.6	Upon conversion of the Additional Loan pursuant to Clause 5.1 or 5.2, interest shall cease to accrue in relation to the Additional Loan which is converted in respect of any period after the date of such conversion. The Common Stock resulting from such conversion will carry the right to receive all dividends and other distributions declared, made or paid on the Common Stock after the applicable conversion date and will rank otherwise pari passu in all regards with the shares of Common Stock in issue on the date of such allotment.

5.7	Once lodged a Conversion Notice or Forced Conversion Notice shall be irrevocable save with the consent of the directors of the Company.

6	GRANT OF WARRANT

6.1	In consideration of and subject only to the Lender advancing the Loan and the Additional Loan to the Company and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the Company hereby issues the Warrant to the Lender to subscribe for any or all of the Warrant Shares at the Exercise Price on the terms set out in this Agreement and the Warrant Certificate. The Original Warrant issued by the Company to the Lender (or his nominee) on or around 26th April 2004 shall be deemed to be cancelled and the Lender shall deliver the Original Warrant to the Company upon execution of this Agreement.

6.2	Immediately following the execution of this Agreement the Company shall deliver to the Lender a Warrant Certificate in respect of the Warrant Shares.

6.3	In the event of any capitalisation issue, rights issue, open offer, consolidation, sub-division or reduction or other variation of share capital by the Company the number of Warrant Shares and/or the Exercise Price in relation to each Warrant Share may, if the Board of the Company considers it appropriate, be adjusted in such manner as the Auditors confirm in writing to be fair and reasonable.

6.4	The Company shall promptly after any adjustment has been made pursuant to this clause give notice thereof to each Warrant Holder.

7	EXERCISE OF WARRANT

7.1	The Warrant may be exercised by the Lender or any permitted holder of any Warrant (herein referred to as a “Holder”) at any time during the Exercise Period.

7.2	The Warrant shall be exercised by the Holder by executing and delivering to the Company the Exercise Notice intimating that he wishes to exercise the Warrant and specifying the number of Warrant Shares which he then wishes to subscribe for.

7.3	Once lodged, an Exercise Notice shall be irrevocable save with the consent of the directors of the Company. An Exercise Notice that is completed and lodged otherwise than in accordance with this Clause 7 shall be of no effect.

7.4	On receipt of an Exercise Notice the Company shall, subject to receipt by the Company of:-

(a)	an amount equal to the aggregate of the Exercise Price due in respect of the number of Warrant Shares specified in the Exercise Notice; and

(b)	the Warrant Certificate;

and subject to compliance by the Company with the terms of Clause 7.5, issue and allot to the Holder the number of Warrant Shares specified in the Exercise Notice as soon as reasonably practicable thereafter.

7.5	The Company hereby unconditionally and irrevocably undertakes and confirms to the Holder that it shall, prior to the issue and allotment of any Warrant Shares pursuant to Clause 7.4 ensure that it has complied in all respects with the Rules and Regulations, the listing requirements of the American Stock Exchange and the Rules of the Oslo Stock Exchange and in order to use its reasonable efforts to ensure that the Warrant Shares allotted to the Holder are freely tradable and not restricted as at the date of issue. To the extent that it is not possible and the Warrant Shares so issued are restricted, the Company shall use its best efforts to register for resale the said restricted stock under the Securities Act as soon as possible thereafter.

7.6	In the event that the Holder serves an Exercise Notice in respect of some only of the Warrant Shares (the “Exercise Shares”) the Company shall at the time of issue and allotment of the Exercise Shares issue to the Holder a new Warrant Certificate of like tenor in respect of the balance of Warrant Shares remaining available to the Lender under the Warrant.

8	REGISTER

8.1	The Company shall keep a register of warrants (the “Register”) at its registered office for the time being in which shall be entered:-

(a)	the name and address of the Holder from time to time of any warrants;

(b)	the date at which the Holder is entered in the Register respect of the warrant standing in his name; and

(c)	the serial number of each warrant certificate issued by the Company and the date of issue thereof.

8.2	The Holder shall be entitled at all reasonable times during normal business hours to inspect and take copies of the Register.

9	LAPSE OF WARRANT

9.1	Time shall be of the essence for the purposes of the exercise of the Warrant.

9.2	To the extent not already exercised before the expiry of the Exercise Period, the Warrant shall automatically lapse on the expiry of the Exercise Period.

10	RANKING OF WARRANT SHARES

10.1	Warrant Shares issued and allotted to the Holder pursuant to Clause 7.4 will rank for all dividends or other distributions declared on the shares of Common Stock after the date of allotment of such shares (but not before such date) and otherwise pari passu in all respects with the shares of Common Stock in issue on the date of such allotment.

11	VARIATION OF RIGHTS

11.1	All or any of the rights for the time being attached to the Warrant may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the Company and with either the consent in writing of all registered Holders entitled to subscribe for not less than 50 per cent of the shares of Common Stock which are subject to outstanding warrants or with the sanction of an Extraordinary Resolution of the Holders.

12	LOST OR DAMAGED WARRANT CERTIFICATES

12.1	If any Warrant Certificate is worn out or defaced then upon production of such certificate to the directors of the Company they may cancel the same and may issue a new certificate in lieu thereof.

12.2	If any Warrant Certificate is lost or destroyed then upon proof thereof to the reasonable satisfaction of the directors of the Company (or in default of proof, on such indemnity as the directors of the Company may deem adequate, being given) a new certificate in lieu thereof may be given to the Holder free of charge (save as regards any payment pursuant to any such indemnity).

12.3	An entry as to the issue of any new Warrant Certificate and indemnity (if any) shall be made in the Register.

13	SECURITY

As security for the Loan the Company will, within three months of the date hereof, deliver or procure the delivery of a lien over 50% of the revenues received by the Company through its Subsidiary from the sale of its Profit Oil as defined in the Production Sharing Agreement dated 15th February 1996 (the “PSC”) to which it is Party in relation to inter alia the Ninotsminda Field in Georgia. Such security shall only remain in place while the Loan is outstanding and shall be immediately discharged in the event that the Loan is repaid in accordance with Clause 4.1.1.

14	COMPANY UNDERTAKINGS

14.1	The Company undertakes to the Holder that it shall throughout the Exercise Period keep available for issue sufficient authorised but unissued shares of Common Stock necessary to satisfy in full all subscription rights exercisable by the Holder pursuant to the Warrant.

14.2	If an offer or invitation is made to all holders of shares of Common Stock to acquire the whole or any part of such shares and the Company becomes aware that as a result of such offer or invitation the right to cast a majority of votes which may ordinarily be cast at a general meeting of the Company has become or may become vested in the offeror and/or persons acting in concert with the offeror, the Company shall, so far as it is able, procure that a like offer or invitation is made or extended at the same time to the Holder as if the Warrant had been exercised in full and as if the Warrant Shares issued pursuant to such exercise had been issued immediately prior to the record date for such an offer or invitation.

14.3	For so long as the Warrant shall remain exercisable by the Holder the Company shall send to each registered Holder a copy of every document sent to all the holders of shares of Common Stock at the same time as it is sent to such holders.

15	REPRESENTATIONS AND WARRANTIES

The Lender by signing this Agreement makes the representations and warranties set out in Part 3 of the Schedule.

16	FEES

In consideration for the Lender advancing to the Company the additional sum of $1,000,000 pursuant to Clause 2, the Company shall pay to the Lender a non-refundable corporate finance fee of $50,000 (the “Fee”).

17	NOTICE

17.1	Any notice to be given under, or in connection with the matters contemplated by, this Agreement shall be in writing and signed by or on behalf of the party giving it and shall be served by delivering it personally or sending it by pre-paid recorded delivery or registered post or by facsimile to the address and for the attention of the relevant party set out below

(or as otherwise notified by that party hereunder). Any such notice shall be deemed to have been received:-

(a)	if delivered personally, at the time of delivery; and

(b)	in the case of pre-paid recorded delivery or registered post, 48 hours from the date of posting;

(c)	in the case of fax, at the time of transmission;

Provided that if deemed receipt occurs before 9am on a business day the notice shall be deemed to have been received at 9am on that day and if deemed receipt occurs after 5pm on a business day, or on a day which is not a business day, the notice shall be deemed to have been received at 9am on the next business day. For the purpose of this Clause 17 “business day” means a day, other than a Saturday or a Sunday, on which clearing banks are open for commercial business in London.

17.2	The addresses and facsimile numbers of the parties for the purposes of this Clause 17 are:-

Company:	CanArgo Energy Corporation

Address:	P.O. Box 291, St Peter Port, Guernsey GY1 3RR

For the attention of:	Dr David Robson

Fax number:	01481 729982

Lender:	Salahi Ozturk

Address:	30, Tuna Street, Lefkosa, Mersin, 10, Turkey

Fax number:	+41 22 73 90415

or such other address or facsimile number as may be notified in writing from time to time by the relevant party to the other party.

17.3	For the avoidance of doubt notice given under this Agreement shall not be validly served if sent by e-mail.

18	FURTHER ASSURANCE

The parties shall at their own cost do or procure the doing of all such acts and things and/or execute or procure the execution of all such documents as are reasonably required to give effect to the provisions of this Agreement.

19	ASSIGNMENT

Neither party shall be entitled to assign in whole or in part any rights and/or obligations arising under this Agreement (including any assignment of the Warrant or any interest therein by Lender) to a third party without the prior written consent of the other party.

20	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties with respect to the matters dealt with herein and supersedes any previous agreement between the parties in relation to such matters.

21	VARIATION

No variation of this Agreement shall be valid or effective unless made by an instrument in writing signed by both of the parties.

22	WAIVER

No waiver by either party of any of the requirements hereof or of any of its rights hereunder shall be effective unless given in writing and signed by or on behalf of that party and no forbearance, delay or indulgence by either party in enforcing the provisions of this Agreement shall prejudice or restrict the rights of that party nor shall any waiver by that party of any of the requirements hereof or any of its rights hereunder release the other from full performance of its remaining obligations stated herein.

23	SEVERABILITY

Each provision of this Agreement shall be construed separately and (save as otherwise expressly provided herein) none of the provisions hereof shall limit or govern the extent, application or construction of any other of them and notwithstanding that any provision of this Agreement may prove to be illegal or unenforceable the remaining provisions of this Agreement shall continue in full force and effect.

24	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by each of the parties on separate counterparts each of which when executed and delivered shall be deemed to be an original, but all the counterparts together shall constitute one and the same agreement.

25	LAW AND JURISDICTION

25.1	This Agreement shall be governed by and construed in accordance with the law of England.

25.2	Each party hereby submits to the non-exclusive jurisdiction of the Courts of England as regards any claim, dispute or matter arising out of or in connection with this Agreement and its implementation and effect.

IN WITNESS of which the parties have executed and delivered this document as a deed on the date first before written.

SCHEDULE

Part 1

Warrant Certificate

CANARGO ENERGY CORPORATION (the “Company”)

P.O. Box 291
Commerce House
Les Banques
St Peter Port
GUERNSEY
GY1 3RR

Warrant representing subscription rights for shares of common stock of par value of US$0.10 in the capital of the Company

This is to certify that [Salahi Ozturk of 30, Tuna Street, Lefkosa, Mersin, 10, Turkey] (the “Holder”) is the registered holder of a Warrant which entitles the holder to subscribe for 2,000,000 shares of common stock of par value of US$0.10 in the capital of the Company fully paid (the “Warrant Shares”) at a price of 105% of the Market Price (as defined in the agreement between the Company and Salahi Ozturk dated [                  ] (the “Agreement”)) per Warrant Share subject to the terms of the Agreement, the relevant provisions of which are incorporated herein by reference as if fully set forth herein. Subject as aforesaid the Holder shall be entitled to subscribe for the Warrant Shares upon exercise of the Warrant and may exercise the Warrant in whole or in part and from time to time.

THE WARRANTS REPRESENTED HEREBY AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS (COLLECTIVELY, THE “WARRANT SECURITIES”), HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION AFFORDED UNDER THE ACT AND APPLICABLE SECURITIES LAWS OF OTHER JURISDICTIONS. THE WARRANT SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS APPLICABLE (IN WHICH CASE THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT) AND THE PROVISIONS OF ALL OTHER APPLICABLE SECURITIES LAWS ARE OBSERVED.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE ACT IN RELIANCE UPON THE PROVISIONS OF REGULATION S PROMULGATED UNDER SAID ACT. ACCORDINGLY, THE WARRANTS MAY NOT BE EXERCISED IN THE “UNITED STATES” OR BY OR ON BEHALF OF ANY “U.S PERSON” AND THE WARRANT SECURITIES MAY NOT BE DELIVERED WITHIN THE UNITED STATES OTHER THAN IN OFFERINGS DEEMED TO MEET THE DEFINITION OF AN “OFFSHORE TRANSACTION” (AS ALL SUCH TERMS ARE DEFINED IN REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

Dated

EXECUTED AND DELIVERED AS A DEED

by CANARGO ENERGY CORPORATION acting by

_____________________________	Director
_____________________________	Full Name
_____________________________	Director/Secretary
_____________________________	Full Name

Note: No transfer of any or all of the subscription rights represented by this Warrant will be registered without the prior written consent of the Company and production of this Warrant or an indemnity satisfactory to the Company.

Part 2

Exercise Notice

To:	The Directors Canargo Energy Corporation (the “Company”)

From:	[Warrantholder] [address]

Date:	[ ] 200[ ]

1	I/We, the registered holder(s) of this Warrant hereby:-

1.1	give notice of my/our wish to exercise my/our subscription rights in respect [ ] shares of common stock of par value of US$0.10 in the capital of the Company (the “Warrant Shares”) in accordance with the particulars below;

1.2	certify that (i) the undersigned is not a “U.S. person” (as defined in Regulation S promulgated under the Securities Act of 1933, as amended), (ii) the undersigned is not exercising any Warrants on behalf of a U.S. person, (iii) no U.S. person has any interest in the Warrants being exercised or the securities to be issued upon their exercise, and (iv) that the undersigned is exercising the Warrants outside the United States.

1.3	confirm that US$[ ] has been transferred to the bank account notified to me/us by the Company being payment in full at a price of [ ] per share for the total number of Warrant Shares for which I/we wish to subscribe;

1.4	request that all of such Warrant Shares be registered in my/our name(s) and authorise the entry of my/our name(s) in the register of members in respect thereof;

1.5	authorise the despatch of the Certificate in respect of the Warrant Shares to be allotted to me/us and a Warrant in my/our name(s) for any balance of my/our subscription rights remaining exercisable by post at my/our risk to the address shown above.

_______________________________	_______________________________

_______________________________	_______________________________

Signature(s) of registered Warrantholder(s)	Date(s)

Part 3

Representations and Warranties

The Lender hereby represents, warrants and covenants to the Company as follows:

1.	Compliance with United States Securities Laws

The Lender understands and acknowledges that (a) the Warrants and the Warrants Shares to be issued in respect thereof and the shares of Common Stock (the “Conversion Stock”) to be issued upon conversion of the Loan and Additional Loan (collectively, the “Loans”) have not been and, except as provided in the Agreement, will not be registered under the Securities Act, and may not be offered or sold in the United States or to, or for the account or benefit of, any “U.S. person” (as defined in Regulation S), unless such Warrants or, in the event that the Warrants have been exercised, the Warrant Shares or the Conversion Stock, as the case may be, are registered under the US Securities Act and any applicable state securities or blue sky laws or such offer or sale is made pursuant to exemptions from the registration requirements of such laws, (b) the Warrants and upon exercise, the Warrant shares, and upon conversion of the Loans, the conversion Stock, are being issued pursuant to the terms of Regulation S under the Securities Act, which permits securities to be sold to non-“U.S. persons” in “offshore transactions” (as defined in Regulation S), subject to certain terms and conditions, (c) the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of the Lender set forth herein in order to determine the availability of the exemptions from registration under the Securities Act relied upon by the Company and the suitability of the Lender to acquire the Warrant, Warrants Shares and the Conversion Stock; (d) the Warrants have been issued, and the Warrant Shares and the Conversion Stock will be issued, to the Lender in an “offshore transaction” and Lender has not engaged in, nor will the Lender engage in any “directed selling efforts”, as each such term is defined in Regulation S, and (e) in the view of the Commission, the statutory basis for the exemption from registration claimed for this issue would not be present if the issue of the Warrants, Warrant Shares and Conversion Stock although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act and, accordingly, the Lender is making the representations and warranties in this schedule to evidence its compliance with the applicable requirements of the Securities Act and that its participation in such offering is not a part of any such plan or scheme.

2.	Status of Lender.

The Lender is receiving the Warrants and subsequently purchasing the Warrant Shares and, upon conversion of the Loans, the Conversion Stock, for its own account or for persons or accounts as to which it exercises investment discretion. Neither the Lender nor such person or account is a “U.S. person” (as defined in Regulation S) and neither the Lender nor such other person or account has any present intention to sell either the Warrants or, upon exercise of the Warrants, the Warrant Shares, or upon conversion of the Loans, the Conversion Stock, in the United States or to a U.S. person or for the account or benefit of a U.S. person either now or promptly after expiration of the first anniversary of the date of delivery of the Warrants or, with respect to the Loans, the first anniversary of the execution and delivery of the Agreement (“Restricted Period”).

3.	Restrictions on Re-sale

(a)	During the Restricted Period, Lender shall not engage in any activity for the purpose of, or which may reasonably be expected to have the effect of, conditioning the market in the United States for the Warrants or the underlying Warrant Shares or the Conversion Stock, or directly or indirectly offer, sell, transfer, pledge or otherwise dispose of the Warrants or the Warrant Shares, or Conversion Stock or any interest therein in the United States or to, or for the account or benefit of, a “U.S. person” (as defined in Regulation S). The Lender hereby also agrees that it shall not, either directly or indirectly, sell short any shares of Common Stock in the over-the-counter market or otherwise in the United States or engage in any other hedging activities in the United States during the Restricted Period and it has not made any such sale in anticipation of acquiring the Warrant Shares or the Conversion Stock.

(b)	The Lender will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) its rights under this Agreement or the Warrants or any interest therein, including the Warrant Shares and Conversion Stock otherwise than in compliance with the Securities Act, any applicable state securities or blue sky laws and any applicable securities laws of jurisdictions outside the United States, and the rules and regulations promulgated thereunder.

EXECUTED AND DELIVERED AS A DEED

by CANARGO ENERGY CORPORATION acting by

/s/: D Robson	Director
Dr David Robson	Full Name
/s/: E A Landles	Secretary
Elizabeth Anne Landles	Full Name

EXECUTED AND DELIVERED AS A DEED
by SALAHI OZTURK
/s/: S Ozturk
before this witness
/s/: T Smales	Witness
Tamara Smales	Full Name
68 Ralph Court	Address
Queensway, London